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                                                                    EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Gaylord Entertainment Company on Form S-8 of our report dated June 24, 2003, appearing in the Annual Report on Form 11-K of the ResortQuest Savings & Retirement Plan, for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP
Memphis, Tennessee
August 6, 2004